UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2013

(Exact Name of Registrant as Specified in Charter)

Michigan	001-16577	38-3150651
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

5151 Corporate Drive, Troy, Michigan	48098-2639
(Address of Principal Executive Offices)	(Zip Code)

(248) 312-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Resignation

Effective March 25, 2013, Gregory Eng resigned as a director of Flagstar Bancorp, Inc. (the “Company”) and its wholly-owned subsidiary Flagstar Bank, FSB. Mr. Eng’s decision to resign was not the result of any disagreement with the Company, the Company’s management or the Board of Directors.

Mr. Eng, a partner at MatlinPatterson Global Advisers LLC, was appointed to the Company’s Board of Directors (the “Board”) in 2009 pursuant to the terms of the Investment Agreement between the Company and MP Thrift Investments L.P. (“MP Thrift”) dated as of December 17, 2008 (the “Investment Agreement”). MP Thrift, which beneficially owns 63.8% of the Company’s voting stock, is entitled under the Investment Agreement to designate a number of directors to serve on the Board up to the proportion of total voting power of Company voting stock beneficially owned by MP Thrift, so long as MP Thrift owns at least 10% of the total voting power. Two of the Company’s remaining nine directors – David J. Matlin, and Peter Schoels – are designees of MP Thrift.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLAGSTAR BANCORP, INC.

Date: March 26, 2013	By:	/s/ Paul D. Borja
Paul D. Borja
Executive Vice President and Chief Financial Officer